Exhibit 99.1

BioLife Solutions Reports Third Quarter 2022 Financial Results

Record revenue of $40.7 million increased 21% over Q3 2021; biopreservation media revenue growth of 50%, validating leading position as a critical cell and gene therapies tool supplier

Cash flow from operations of $1.5 million and adjusted EBITDA of $1.4 million

Tightens 2022 revenue guidance range reflecting year-over-year growth of 34% to 38% and organic growth of 37% to 40%

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (November 9, 2022) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for the cell and gene therapy (CGT) and the broader biopharma markets, today announced financial results for the three and nine months ended September 30, 2022.

Mike Rice, Chairman and CEO, commented, “Against a backdrop of several macro headwinds affecting the life science tools industry, our team delivered a strong quarterly performance from our diversified offering of products and services, setting the stage for record full-year revenue. We are tightening our 2022 revenue guidance range and have a bullish outlook for 2023, driven by strong growth expectations from our Cell Processing platform.”

“Our high-margin biopreservation media product line, which is recurring consumables revenue, grew 50% over Q3 2021. With our year-to-date results, BioLife has validated its position as a CGT tools leader. We generated record total revenue for Q3 despite a prior year comparable that included significant COVID-related revenue. We continue to diversify our customer base and increase cross-selling success by partnering with customers to drive adoption of multiple platforms, all of which can reduce risk in CGT manufacturing, storage and distribution. It’s important to note that in Q3, 44% of total revenue was from proprietary consumables and 18% was from recurring service revenue, so over 60% of total revenue was from non-capital equipment sales.”

Troy Wichterman, CFO, added, “We achieved positive adjusted EBITDA of $1.4 million for the third quarter, with further gains expected in Q4 2022. Although we continue to experience strong demand for our biopreservation media products, we are adjusting the top of our 2022 revenue guidance range to reflect expected shipment delays related to industry-wide supply-chain challenges impacting our cryogenic freezer product line. Any delays are expected to create a backlog of orders that we expect to ship in Q1 2023.”

Operational Highlights

●

For the third quarter of 2022, we gained 193 new direct customer sites including 14 for biopreservation media, 11 for ThawSTAR® systems, 12 for evo® cold chain management services, 14 for CBS cryogenic freezers and accessories, 114 for Stirling ULT freezers and accessories, 18 for SciSafe® biologic storage services and 10 for Sexton cell processing products.

●

For the third quarter of 2022, we received 19 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor® or HypoThermosol® in pending CGT clinical trials. To date, we estimate our biopreservation media products have been used in or are planned to be used in 570 customer clinical applications, including 11 approved CGT products and at least 10 therapies with regulatory filings expected to be submitted in 2022 or 2023. We continue to estimate annual biopreservation media revenue per approved commercial application will range from $500,000 to $2 million.

●

Use of our evo cold chain solution by CGT end customers continued to increase in Q3 2022. Our more than 2,000 courier partner shipments were up 100% over Q3 2021. This adoption validates our belief that the evo platform will increasingly be selected as a class-defining temperature-controlled shipping container and related cloud app by leading CGT companies. We are currently supporting four of the six currently approved CAR T-cell therapies. By mid 2023, we expect the evo platform to be used in all of the currently approved CAR T-cell therapies.

●

Biological storage services revenue increased significantly in Q3 2022 as we onboarded 18 new customers. Due to increased interest from several global pharma companies and healthcare organizations, we are evaluating several potential sites for our next biorepository location. We expect to finalize a decision in early 2023.

●

ULT freezer quality continued to improve in Q3 2022 and product lead times were reduced from 12 weeks to zero since the beginning of 2022, despite continued supply chain disruptions. Our field upgrade is about 70% complete and we expect to materially conclude upgrades by the end of the year. Our sales team and distributors continue to drive ULT freezer sales to non-COVID-19 customers, including CGT developers.

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Third Quarter 2022 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●

Total revenue for the third quarter of 2022 was $40.7 million, an increase of $6.9 million, or 21%, from $33.8 million for the third quarter of 2021. Organic revenue growth was 18%. COVID-19 related revenue was approximately 9%, compared with approximately 18% in Q3 2021.

o	Cell Processing platform revenue was $18.1 million, up $6.6 million, or 57%, over the same period in 2021. Biopreservation media and organic cell processing growth were both 50%.

o

Freezers and Thaw Systems platform revenue was $15.3 million, down $2.3 million, or (13%), over the same period in 2021, due to a decline in COVID-related revenue which was 23% of platform revenue in Q3 2021 versus only 4% of platform revenue in Q3 2022. This platform was impacted by supply-chain issues that delayed the shipment of several cryogenic freezer orders, which have already shipped or will ship in Q4.

o

Storage and Storage Services platform revenue was $7.3 million, up $2.6 million, or 56%, over the same period in 2021. Organic growth was 56%. COVID-19 related revenue was approximately 40% for this platform.

●

Total revenue for the first nine months of 2022 was $117.5 million, an increase of $35.6 million, or 44%, from $81.9 million for the first nine months of 2021. Organic revenue growth was 44%. COVID-19 related revenue was approximately 9%, compared with approximately 16% in 2021.

o	Cell Processing platform revenue was $48.3 million, up $18.2 million, or 60%, over 2021. Organic growth was 49%.

o	Freezers and Thaw Systems platform revenue was $49.3 million, up $9.3 million, or 23%, over 2021. Organic growth was 10%. COVID-19 related revenue was approximately 4%.

o	Storage and Storage Services platform revenue was $19.8 million, up $8.1 million, or 69%, for the total and organic growth over 2021. COVID-19 related revenue was approximately 45%.

GROSS MARGIN

●

Gross margin (GAAP) for the third quarter of 2022 was 31% compared with 25% for the third quarter of 2021. Adjusted gross margin (non-GAAP) for the third quarter of 2022 was 34% compared with 28% for the third quarter of 2021.

●

Gross margin (GAAP) for the first nine months of 2022 was 31% compared with 36% for the first nine months of 2021. Adjusted gross margin (non-GAAP) for the first nine months of 2022 was 34% compared with 39% for the first nine months of 2021.

●

The change in gross margin in both periods was primarily due to a shift in product mix after the acquisition of Global Cooling, Inc. (Stirling Ultracold), which has lower gross margins than the remainder of BioLife’s portfolio. The sequential quarterly decline in GAAP and non-GAAP gross margin was primarily due to supplier quality issues impacting yield and customer mix.

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OPERATING EXPENSE

●

Operating expense (GAAP) for the third quarter of 2022 was $52.2 million compared with $45.0 million for the third quarter of 2021. Adjusted operating expense (non-GAAP) for the third quarter of 2022 was $20.5 million compared with $17.4 million for the third quarter 2021.

●

Operating expense (GAAP) for the first nine months of 2022 was $212.8 million compared with $98.5 million for the first nine months of 2021. Adjusted operating expense (non-GAAP) for the first nine months of 2022 was $60.3 million compared with $39.5 million for the first nine months of 2021.

●

The increase in GAAP operating expense for the first nine months of 2022 was primarily due to a non-cash impairment charge of $69.9 million related to the acquired intangible assets of Global Cooling, Inc. (Stirling Ultracold). Adjusted operating expenses (non-GAAP) increased due to the full period of ownership from the acquisition of Global Cooling, Inc. on May 3, 2021, and the acquisition of Sexton Biotechnologies, Inc. on September 1, 2021. In addition, operating expenses increased due to higher accounting costs related to becoming a Large Accelerated Filer and additional headcount to support our growth.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the third quarter of 2022 was $11.4 million compared with operating loss of $11.2 million for the third quarter of 2021. Adjusted operating loss (non-GAAP) for the third quarter of 2022 was $6.7 million compared with $8.1 million for the third quarter of 2021.

●

Operating loss (GAAP) for the first nine months of 2022 was $95.3 million compared with operating loss of $16.7 million for the first nine months of 2021. Adjusted operating loss (non-GAAP) for the first nine months of 2022 was $20.2 million compared with $7.5 million for the first nine months of 2021.

NET INCOME/(LOSS)

●

Net loss (GAAP) for the third quarter of 2022 was $10.0 million compared with net income of $79,000 for the third quarter of 2021. Adjusted net loss (non-GAAP) for the third quarter of 2022 was $6.6 million compared with adjusted net loss of $8.3 million for the third quarter of 2021.

●

Net loss (GAAP) for the first nine months of 2022 was $89.6 million compared with net income of $6.8 million for the first nine months of 2021. Adjusted net loss (non-GAAP) for the first nine months of 2022 was $20.1 million compared with adjusted net loss of $7.8 million for the first nine months of 2021.

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EARNINGS/(LOSS) PER SHARE

●	Loss per share (GAAP) for the third quarter of 2022 was $0.23 compared with earnings per diluted share of $0.00 for the third quarter of 2021.

●

Loss per share (GAAP) for the first nine months of 2022 was $2.11 and included a non-cash intangible impairment charge of $1.65 per share. This compared with earnings per diluted share for the first nine months of 2021 of $0.17.

ADJUSTED EBITDA

●	Adjusted EBITDA, a non-GAAP measure, for the third quarter of 2022 was $1.4 million compared with negative $2.1 million for the third quarter of 2021.
●	Adjusted EBITDA, a non-GAAP measure, for the first nine months of 2022 was $2.8 million compared with $4.4 million for the first nine months of 2021.

CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

●

Cash, cash equivalents, and marketable securities as of September 30, 2022 were $62.1 million compared to $46.6 million as of June 30, 2022. The increase of cash in the third quarter was primarily related to borrowing $20 million upon closure of a term loan agreement and positive cash flow from operations of $1.5 million, offset by the repayment of a separate term loan and capital expenditures.

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2022 Revenue Guidance

Management is updating 2022 revenue guidance. Total revenue for 2022 is now expected to range from $160 million to $164 million compared with prior guidance of $160 million to $166 million, and reflects year-over-year growth of 34% to 38% and organic growth of 37% to 40%. COVID-19 related revenue is expected to account for approximately 7% to 8% of total revenue.

This revised revenue guidance includes the following platform contributions:

●

Cell Processing platform: $67.0 million to $68.0 million, an increase of 49% to 51% over 2021 and organic growth of 42% to 43%. This includes biopreservation media and Sexton products. Previous revenue guidance was in a range from $67.0 million to $69.5 million. This modest reduction in the top of the range is due to anticipated supply chain constraints.

●

Freezers and Thaw Systems platform: $66.0 million to $68.0 million, an increase of 17% to 20% over 2021 and organic growth of 8% to 13%. COVID-19 related revenue is expected to account for 3% of the freezer and thaw systems platform revenue in 2022. This includes ThawSTAR thawing devices, cryogenic liquid nitrogen freezers and ULT Stirling freezers. There continues to be some supply chain risk which could impact this platform in Q1. Previous revenue guidance was in a range from $70.0 million to $71.5 million. This reduction is due to anticipated supply chain constraints.

●

Storage and Storage Services platform: $27.0 million to $28.0 million, a total and organic increase of 54% to 59% over 2021. COVID-19 related revenue is expected to account for approximately 40% to 45% of the storage and storage services platform revenue. COVID-19 related storage revenue is primarily generated from contracts, including some that extend beyond 2022. Previous revenue guidance was in a range from $23.0 million to $25.0 million. The increase is due to anticipated increased demand for our Storage and Storage Services

Although the Company does not provide guidance below the revenue line, BioLife expects positive full year adjusted EBITDA.

Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free (800) 715-9871 for domestic callers or (646) 307-1963 for international callers. The conference ID number is 8988696. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com/ for 90 days.

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About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system,  high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the Company following the completion of its 2019, 2020 and 2021 acquisitions and giving effect to the COVID-19 pandemic, the Company's ability to implement its business strategy and anticipated business and operations, in particular following its recent acquisitions and the construction and validation of a center of excellence biorepository, the expected synergies between the Company and the companies and products that it has recently acquired, the Company’s ability to realize all or any of the anticipated benefits associated with its recent acquisitions, the Company’s ability to address and resolve ULT freezer issues, the potential utility of and market for the Company's products and services, including the adoption of evo cold chain services by all six currently approved CAR T-cell therapies, and the Company’s ability to cross sell its products and services, guidance for financial results for 2022, including regarding revenue of its recently acquired products, and potential revenue growth and changes in gross margin, adjusted gross margin and adjusted EBITDA margin, and potential market expansion, including with consideration to our recent acquisitions and giving effect to the COVID-19 pandemic, the Company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, unexpected costs, charges or expenses resulting from our recent acquisitions, market adoption of the Company’s products (including the Company’s recently acquired products), the ability of our recent acquisitions to be accretive on the Company’s financial results, the ability of the Company to continue to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic and supply chain issues, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

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Media & Investor Relations

At the Company

Troy Wichterman

Chief Financial Officer

(425) 402-1400

twichterman@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

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BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share and share data)	2022	2021	2022	2021

Product revenue	$33,668	$29,201	$98,227	$70,445
Service revenue	4,330	2,250	11,117	6,417
Rental revenue	2,749	2,349	8,156	4,989
Total revenue	40,747	33,800	117,500	81,851
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	27,009	24,864	77,649	50,968
Research and development	3,425	3,219	10,634	8,250
Sales and marketing	5,277	4,065	15,583	9,228
General and administrative	11,581	10,081	34,128	22,058
Intangible asset amortization	2,513	2,525	8,236	5,340
Acquisition costs	1	345	18	1,616
Change in fair value of contingent consideration	2,346	(140)	(3,348)	1,086
Intangible asset impairment charges	-	-	69,900	-
Total operating expenses	52,152	44,959	212,800	98,546
Operating loss	(11,405)	(11,159)	(95,300)	(16,695)

Other income (expense), net
Change in fair value of warrant liability	-	-	-	(121)
Change in fair value of investments	697	-	697	-
Interest income (expense), net	10	(194)	(181)	(331)
Other expense	142	(7)	270	(7)
Gain on acquisition of Sexton Biotechnologies, Inc.	-	6,451	-	6,451
Total other income	849	6,250	786	5,992

Loss before income tax benefit	(10,556)	(4,909)	(94,514)	(10,703)
Income tax benefit	599	4,988	4,937	17,540
Net (loss) income	$(9,957)	$79	$(89,577)	$6,837

Net (loss) income attributable to common shareholders
Basic	$(0.23)	$0.00	$(2.11)	$0.18
Diluted	$(0.23)	$0.00	$(2.11)	$0.17
Weighted average shares used to compute earnings (loss) per share attributable to common shareholders:
Basic	42,647,967	40,911,801	42,376,392	37,435,224
Diluted	42,647,967	43,296,470	42,376,392	39,984,923

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BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021

NET INCOME/(LOSS)	$(9,957)	$79	$(89,577)	$6,837
Other comprehensive income/(loss)	(357)	(166)	(975)	(163)
COMPREHENSIVE INCOME/(LOSS)	$(10,314)	$(87)	$(90,552)	$6,674

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	September 30,	December 31,
(In thousands)	2022	2021
Cash, cash equivalents, and marketable securities	$62,140	$69,870
Working capital	98,926	85,478
Current assets	135,874	125,859
Current liabilities	36,948	40,381
Total assets	487,679	554,057

Long-term obligations	42,482	33,539
Accumulated deficit	(194,597)	(105,020)
Total shareholders' equity	$408,249	$480,137

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Nine Months Ended
	September 30,
(In thousands)	2022	2021
Net cash used in operating activities	$(16,345)	$(3,819)
Net cash used in investing activities	(43,223)	(10,650)
Net cash provided by (used in) financing activities	16,941	(673)
Effects of currency translation	(176)	(163)
Net increase (decrease) in cash, cash equivalents and restricted stock	$(42,803)	$(15,305)

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BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
GAAP GROSS PROFIT	$12,442	$8,301	$36,369	$29,075
GAAP GROSS MARGIN	31%	25%	31%	36%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up	-	365	251	1,130
Intangible asset amortization	1,296	635	3,482	1,808
ADJUSTED GROSS PROFIT	$13,738	$9,301	$40,102	$32,013
ADJUSTED GROSS MARGIN	34%	28%	34%	39%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
GAAP OPERATING EXPENSES	$52,152	$44,959	$212,800	$98,546

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(27,009)	(24,864)	(77,649)	(50,968)
Acquisition costs	(1)	(345)	(18)	(1,616)
Intangible asset amortization	(2,513)	(2,525)	(8,236)	(5,340)
Loss on disposal of assets	169	(7)	(88)	(24)
Change in fair value of contingent consideration	(2,346)	140	3,348	(1,086)
Intangible asset impairment charges	-	-	(69,900)	-
ADJUSTED OPERATING EXPENSES	$20,451	$17,358	$60,257	$39,512

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BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
GAAP OPERATING INCOME/(LOSS)	$(11,405)	$(11,159)	$(95,300)	$(16,695)

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up	-	365	251	1,130
Acquisition costs	1	345	18	1,616
Intangible asset amortization	2,513	2,525	8,236	5,340
Loss on disposal of assets	(169)	7	88	24
Change in fair value of contingent consideration	2,346	(140)	(3,348)	1,086
Intangible asset impairment charges	-	-	69,900	-
ADJUSTED OPERATING INCOME/(LOSS)	$(6,714)	$(8,057)	$(20,155)	$(7,499)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) NET INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
GAAP NET INCOME/(LOSS)	$(9,957)	$79	$(89,577)	$6,837

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up	-	365	251	1,130
Acquisition costs	1	345	18	1,616
Intangible asset amortization	2,513	2,525	8,236	5,340
Loss on disposal of assets	(169)	7	88	24
Change in fair value of contingent consideration	2,346	(140)	(3,348)	1,086
Change in fair value of investments	(697)	-	(697)	-
Change in fair value of warrant liability	-	-	-	121
Gain on acquisition of Sexton Biotechnologies, Inc.	-	(6,451)	-	(6,451)
Income tax benefit	(599)	(4,988)	(4,937)	(17,540)
Intangible asset impairment charges	-	-	69,900	-
ADJUSTED NET INCOME/(LOSS)	$(6,562)	$(8,258)	$(20,066)	$(7,837)

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BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
GAAP NET INCOME/(LOSS)	$(9,957)	$79	$(89,577)	$6,837

ADJUSTMENTS:
Interest expense/(income), net	(10)	194	163	331
Income tax benefit	(599)	(4,988)	(4,937)	(17,540)
Depreciation(1)	1,722	1,101	5,045	2,996
Intangible asset amortization	2,513	2,525	8,238	5,340
EBITDA	$(6,331)	$(1,089)	$(81,068)	$(2,036)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	6,299	4,868	17,671	8,892
Inventory step-up	-	365	251	1,130
Acquisition costs	1	345	18	1,616
Loss on disposal of assets	(169)	7	88	24
Change in fair value of contingent consideration	2,346	(140)	(3,348)	1,086
Change in fair value of investments	(697)	-	(697)	-
Change in fair value of warrant liability	-	-	-	121
Gain on acquisition of Sexton Biotechnologies, Inc.	-	(6,451)	-	(6,451)
Intangible asset impairment charges	-	-	69,900	-
ADJUSTED EBITDA	$1,449	$(2,095)	$2,815	$4,382

(1) YTD depreciation addback includes a correction for $684,000 of depreciation not previously reported in BioLife Solutions’s earnings release for the three and six months ended June 30, 2022

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